[SOBIESKI BANCORP LETTERHEAD]

FOR IMMEDIATE RELEASE

Contact:    Thomas F. Gruber, President and CEO
                  (219) 271-8300

SOBIESKI BANCORP ANNOUNCES ANNUAL MEETING DATE

SOUTH BEND, INDIANA -- July 27, 2001 -- Sobieski Bancorp, Inc. (Nasdaq-SCM: SOBI) today announced that the Company's 2001 Annual Meeting of Stockholders will be held on Monday, October 22, 2001 at 2:00 p.m., Eastern Standard Time, at the Company's main office, located at 2930 W. Cleveland Road, South Bend, Ind. 46628.

            The voting record date for the meeting is Friday, September 14, 2001.

            Sobieski Bancorp is the holding company of Sobieski Federal Savings and Loan Association of South Bend, Ind.